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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 16, 2000, except for Note 12 as to which the date is July 11, 2000, relating to the consolidated financial statements and consolidated financial statement schedule of Repeater Technologies, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
July 14, 2000